UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-36200	98-1133710
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1235 442780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 1, 2016, Oxford Immunotec Global PLC (the “Registrant”) completed its previously announced acquisition (the “Acquisition”) of substantially all of the assets of Imugen, Inc. (“Imugen”), a privately owned Massachusetts corporation specializing in the development and performance of testing of clinical specimens for tick-borne diseases, pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of June 23, 2016, by and between Oxford Immunotec, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant (“Oxford Inc.”), and Imugen.

The consideration for the Acquisition consisted of $22.2 million in cash. A portion of the the cash purchase price will be held in escrow to serve as security for potential indemnification claims under the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement has been attached as an exhibit to this Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrant, Oxford Inc. or Imugen or to modify or supplement any factual disclosures about the Registrant or Oxford Inc. in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Purchase Agreement includes representations, warranties and covenants of Oxford Inc. and Imugen made solely for the purpose of the Purchase Agreement and solely for the benefit of the other parties thereto in connection with the negotiated terms of the Purchase Agreement. Investors should not rely on the representations, warranties and covenants in the Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of the Registrant, Oxford Inc. or Imugen, or any of their respective subsidiaries or affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Purchase Agreement, rather than establishing matters of fact.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements that involve risks and uncertainties. Forward-looking statements contained herein are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. Readers should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this Form 8-K. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Exhibit

2.1*#	Purchase Agreement, dated June 23, 2016, between Oxford Immunotec, Inc. and Imugen, Inc.

*     All schedules (and similar attachments) to the Purchase Agreement were omitted pursuant to Section 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule (or other attachment) to the SEC.

#     Portions of the Exhibit have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD IMMUNOTEC GLOBAL PLC

Date: July 6, 2016	By:	/s/ Elizabeth M. Keiley
Name: Elizabeth M. Keiley
Title: VP and General Counsel

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EXHIBIT INDEX

Exhibit No.	Exhibit

2.1*#	Purchase Agreement, dated June 23, 2016, between Oxford Immunotec, Inc. and Imugen, Inc.

*     All schedules (and similar attachments) to the Purchase Agreement were omitted pursuant to Section 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule (or other attachment) to the SEC.

#     Portions of the Exhibit have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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